Exhibit 99.2

Clacendix, Inc. Announces Completion of Asset Acquisition by Cryptek, Inc.

Parsippany, NJ USA – January 3, 2008 – Clacendix, Inc., formerly ION Networks, Inc., (OTCBB: IONN.OB) today announced that on December 31, 2007, it consummated the transaction presented in a proxy statement, filed December 10, 2007 with the Securities and Exchange Commission, whereby Cryptek, Inc. (“Cryptek”), a privately owned, leading manufacturer of dynamic and trusted identity and access control solutions, purchased substantially all of the assets of ION Networks, Inc. for $3.2 million plus the assumption of certain liabilities.

About Clacendix, Inc.

Clacendix, Inc. (OTCBB: IONN.OB) is a Delaware company headquartered in Parsippany, NJ. For more information, visit www.clacendix.com or call +1 973.402.4251.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to technological changes, product development, competition, protection of intellectual property, working capital balance and reliance on several key customers and members of management.

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Endnotes

Corporate Headquarters

2001 Route 46
Parsippany, NJ 07054
Main: +1 973.402.4251
FAX: +1 973.402.8912

www.clacendix.com

Contact

Norman E. Corn

info@clacendix.com